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                                                                     EXHIBIT 3.9

                          CERTIFICATE OF INCORPORATION
                                       OF
                        CHEVRONTEXACO FUNDING CORPORATION
                                    ********


                                    Article I

     The name of the corporation is ChevronTexaco Funding Corporation.

                                   Article II

     The corporation's registered office is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware. The name of the corporation's registered agent at such address is Corporation Service Company.

                                   Article III

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   Article IV

     The number of shares of stock that the corporation shall have authority to issue is 1,000 shares of Common Stock with no par value.

                                    Article V

     The corporation shall be entitled to treat the person in whose name any share is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, save as expressly provided by the laws of the United States of America or of the State of Delaware.

                                   Article VI

     The Board of Directors is expressly authorized to make and alter the By-laws of the corporation, without any action on the part of the stockholders; but the By-laws made by the Directors and the powers so conferred may be altered or repealed by the Directors or the stockholders.

                                   Article VII

     The name and mailing address of the sole incorporator is F. G. Soler 575 Market Street, Suite 3880, San Francisco, CA 94105.

     I, the undersigned, being the sole incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand on June 11, 2002.

                                               /signed/ Frank G. Soler
                                         ------------------------------------
                                                        F. G. Soler